As filed with the U.S. Securities and Exchange Commission on October 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZYMEWORKS DELAWARE INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	88-3099146
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A

Middletown, Delaware 19709

(302) 274-8744

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth Galbraith

Chair, President and Chief Executive Officer

108 Patriot Drive, Suite A

Middletown, Delaware 19709

(302) 274-8744

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Tony Jeffries Bryan D. King Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300		Joseph A. Garcia, Esq. Jamie Kariya, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the transactions described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-266160

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

*

Zymeworks Delaware Inc. (the “Registrant”) is a Delaware corporation and a wholly-owned subsidiary of Zymeworks Inc. In connection with the Redomicile Transactions, and subject to the satisfaction or waiver of the conditions to the Redomicile Transactions, the Registrant will change its corporate name to Zymeworks Inc.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-266160) (the “Prior Registration Statement”), declared effective as of September 2, 2022, Zymeworks Delaware Inc. (“Zymeworks Delaware”) registered: (a) the issuance of an aggregate of 70,897,339 shares of common stock, par value $0.00001 per share, of Zymeworks Delaware (the “Delaware Common Stock”) pursuant to the redomicile transactions described in the Prior Registration Statement (the “Redomicile Transactions”), (b) the assumption of 8,581,961 warrants by Zymeworks Delaware in connection with the Redomicile Transactions (the “Warrants”) and (c) the issuance of 8,581,961 shares of Delaware Common Stock pursuant to exercise of the Warrants, and paid an aggregate fee of $42,593.45. Zymeworks Delaware is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 900 additional shares of Delaware Common Stock for issuance in connection with the Redomicile Transactions. In connection with the registration of additional shares of Delaware Common Stock, Zymeworks Delaware is paying an additional registration fee of $0.60.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1**	Powers of Attorney.

107*	Filing Fee Table.

*	Filed herewith.
**

Previously filed with the registrant’s Registration Statement on Form S-4 (Registration No. 333-266160), as amended, which was initially filed with the Securities and Exchange Commission on July 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, Delaware, on October 7, 2022.

ZYMEWORKS DELAWARE INC.

By:	/s/ Kenneth Galbraith
Name:	Kenneth Galbraith
Title:	Chair, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth Galbraith Kenneth Galbraith	Chief Executive Officer, President and Director (Principal Executive Officer)	October 7, 2022

/s/ Christopher Astle Christopher Astle	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 7, 2022